OFFER TO PURCHASE           MADE BY PRINOVA        WITH RESPECT TO AUTOLEND DEBT
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Exhibit  (a) (1) (i)

                           OFFER TO PURCHASE FOR CASH:
                              AUTOLEND GROUP,  INC.
            FIVE-YEAR UNSECURED NON-INTEREST-BEARING DEBT OBLIGATIONS
                        AT 5% OR PRINCIPAL  (FACE)  VALUE

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          THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
     AT 12:00 MIDNIGHT MOUNTAIN DAYLIGHT SAVINGS TIME ON DECEMBER 26, 2001,
                          UNLESS THE OFFER IS EXTENDED.
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To  the  Holders  of  Five-Year  Non-interest-bearing  Debt
                (issued pursuant to the Third Amended Plan of Reorganization) of AutoLend Group, Inc. made effective March 5, 1999) :

     Prinova Capital Group, LLC, a New Mexico limited liability company located in Albuquerque, New Mexico, USA, ("Prinova" or the "Offeror") offers to purchase all of the five-year non-interest-bearing debt obligations (the "Debt") incurred by AutoLend Group, Inc. ("AutoLend" or the "Company"), which was incurred pursuant to the terms of the Company's Third Amended Plan of Reorganization, which Plan was made effective March 5, 1999 by court order. The Offeror is offering to purchase the Debt for case at a price (the "Purchase Price") equal to 5% of the principal (face) value of the Debt. The offer, proration period and withdrawal rights will expire at 12:00 midnight Mountain Daylight Savings time on December 26, 2001 (the "Initial Expiration Date"), unless extended (the Initial Expiration Date or the latest date to which the Offer is exented, the "Expiration Date"), upon the terms and conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Debt is not currently traded on an established trading market.

The Offer is conditioned upon the tender of all debt held by any individual Debt
                                     Holder.

                  THIS OFFER IS BEING MADE TO ALL DEBT HOLDERS
                    AND IS CONDITIONED UPON THE TENDER OF ALL
                     DEBT HELD BY AN INDIVIDUAL DEBT HOLDER.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS.   SEE SECTION 5.

                                    IMPORTANT

     If you desire to tender all or any portion of your Debt, you may do so by completing and signing the Letter of Transmittal and mailing or delivering it along with any other required documents to Robert G. Cates, Esq., Cates & Quintana, Attorneys, 600 Central Avenue SW, Suite 300, Albuquerque, New Mexico 87102.

     NEITHER THE COMPANY NOT ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATIONS TO ANY DEBT HOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF SUCH DEBT HOLDER'S DEBT. DEBT HOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER DEBT.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY OR THE OFFEROR AS TO WHETHER DEBT HOLDERS SHOULD TENDER DEBT PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE OFFEROR.

     Requests for additional copies of this Offer to Purchase and the Letter of Transmittal should be directed to Robert G. Cates, Esq., Cates & Quintana, Attorneys, 600 Central Ave. SW, Suite 300, Albuquerque, New Mexico 87102, attn:
Robert G. Cates, Esq. Questions and requests for assistance may be directed to Mr. Cates at (505) 767-9993.


December  6,  2001
PRINOVA  CAPITAL  GROUP,  LLC.


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